EXHIBIT 99.1

Liquid Holdings Group Reports Third Quarter 2014 Results

Software Services Revenue Grows 103% Over Prior Year Period

NEW YORK, Oct. 30, 2014 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (Nasdaq:LIQD) ("Liquid" or the "Company"), a provider of cloud-based investment management solutions for the financial community, today reported results for the third quarter ended September 30, 2014.

Financial Highlights for the Third Quarter of 2014

  Software services revenue increased 103% year-over-year to $1.5 million

  Basic and diluted loss per share of $(0.13)

  Non-GAAP adjusted basic and diluted loss per share of $(0.09)

  Annual Contract Value ("ACV") rose 56% to $5.0 million at September 30, 2014 as compared to September 30, 2013

  Total contracted software units rose 38% from September 30, 2013 to 781 units

"The third quarter was a transitional period for Liquid. We took a number of actions focused on building a stronger foundation to position the Company for long-term growth. These include strengthening our ability to successfully compete and win larger, independent fund managers, which provide more stability and offer a larger total revenue opportunity," said Brian Storms, CEO of Liquid. "In addition, we continued to create operational efficiencies to reduce cash burn and maintain a strong balance sheet position. As part of this effort, we reduced the size of our early operating team. We also appointed Peter Kent as CFO, to help lead Liquid's finance organization in the next phase of the Company's growth strategy. Peter brings extensive financial management and leadership experience, specifically in the electronic trading services industry, and is a strong addition to our executive team. Lastly, we recently rolled out the beta launch of LiquidMobileSM, our mobile solution providing real-time performance and risk analytics for fund managers and investors."

Third Quarter 2014 Results

Software services revenue increased during the third quarter of 2014 to $1.5 million, or 103%, from $0.7 million in the third quarter of 2013. Net loss for the third quarter of 2014 improved to $8.1 million, or $0.13 per basic and diluted share, compared to a net loss of $12.2 million, or $0.52 per basic and diluted share, in the third quarter of 2013. The net loss for the third quarter was due primarily to compensation expense of $3.4 million (including $1.1 million of share-based compensation), depreciation and amortization of $1.8 million, and computer-related and software development expense of $1.4 million. Depreciation and amortization was predominantly for amortization of acquisition-related intangible assets.

Excluding share-based compensation and amortization of acquisition-related intangible assets, both of which are non-cash expenses, as well as the related income tax effect of each, on a non-GAAP basis, adjusted net loss for the third quarter of 2014 was $5.3 million, or $0.09 per basic and diluted share based on a weighted average share count of 60.1 million, compared to an adjusted net loss of $4.3 million, or $0.18 per basic and diluted share based on a weighted average share count of 23.5 million, in the third quarter of 2013.

Cash used in operating activities totaled $5.7 million in the third quarter of 2014, compared to $2.7 million in the third quarter of 2013. Cash and cash equivalents totaled $30.1 million as of September 30, 2014.

Key Operating Metrics

  ACV totaled $5.0 million at the end of the third quarter of 2014. This compares to $5.5 million at the end of the second quarter of 2014 and $3.2 million at the end of the third quarter of 2013. ACV is a non-GAAP measure and represents the estimated contract value of subscription payments payable to the Company during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which Annual Contract Value is reported, including contracts pursuant to which the Company is currently generating no revenue because its product has not yet been deployed to the customer. For more information about ACV, see "About Annual Contract Value" below.

  Liquid had 129 customers as of September 30, 2014, consisting of 95 customers contributing to GAAP revenue and 34 customers under contract and expected to contribute to future GAAP revenue. This compares to 130 customers as of June 30, 2014 consisting of 97 customers contributing to GAAP revenue and 33 customers under contract and expected to contribute to future GAAP revenue, and 48 customers as of September 30, 2013 consisting of 27 customers contributing to GAAP revenue and 21 customers under contract and expected to contribute to future GAAP revenue.

  Total software units as of September 30, 2014 were 781 units representing 670 units deployed and 111 units under contract. This compares to a total of 785 units (679 units deployed and 106 units under contract) as of June 30, 2014 and a total of 565 units (455 units deployed and 110 units under contract) as of September 30, 2013.

Recent Business Highlights

Liquid recently named Peter Kent as its Chief Financial Officer, succeeding Ken Shifrin. Mr. Kent will also take on many of the functional responsibilities formerly performed by our Chief Administrative Officer. Mr. Kent has over 35 years of experience in financial services and has held a variety of executive positions in technology companies, securities firms and investment banks covering the retail, institutional, and discount financial services sectors. Previously, Mr. Kent co-founded Eladian Partners LLC in 2010 and served as its Managing Partner. Prior to Eladian, he was Chief Financial Officer and Chief Operating Officer of Automated Trading Desk and led its sale to Citigroup in 2007. At Citigroup, Mr. Kent was a Managing Director and Global Head of Broker-Dealer Execution Services and Sales where he was responsible for the retail execution business globally, across multiple asset classes. Mr. Kent received his Bachelor of Science in Management Science and earned an MBA in Finance and Accounting, both from the University of California - Berkeley.

Last week, Liquid won the 2014 HFM Award for U.S. Hedge Fund Services in the category of Best Risk Management Provider. This marks the Company's third award for their industry-leading risk management product, LiquidMetrics®, this year.

Liquid began rolling out the beta version of LiquidMobileSM to select users of the Liquid platform in early October. LiquidMobileSM is an app that untethers hedge fund managers from their desks by allowing secure access to Liquid's real-time risk, performance, P&L and shadow NAV platform via their mobile devices.

During the quarter, the Mada Group, LLC selected the Liquid platform to help it manage its investment processes and middle-office operations. The Mada Group is a commodity trading advisor (CTA) that launched in 2014 and seeks to generate significant returns in the commodity futures space by deploying proprietary, quantitative and electronic investment strategies in the energy, agriculture, and metal sectors.

Liquid more than tripled its infrastructure footprint in Equinix data centers to provide its client base with optimized performance. The expansion provides redundancy, increased security, and significantly more capacity to establish connections with third parties, including exchanges and brokers.

Liquid unveiled LiquidFIRMSM (Financial Intermediary Risk Management), a comprehensive reporting solution ideally suited to handle the complex pre- and post-trade risk and analytic needs of managed account platforms, separately managed accounts (SMAs) and proprietary trading shops as well as the growing need for real time multi-account risk aggregation of sell side organizations.

Conference Call Information

The Company will host a conference call to discuss its third quarter fiscal 2014 results at 8:00 a.m. ET today, Thursday, October 30, 2014. The call may be accessed at (877) 407-8289 (U.S.) and (201) 689-8341 (international) and at http://ir.liquidholdings.com/.

A replay of the conference call will be available by phone through November 6, 2014 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 13592031. The webcast will be archived on the investor relations section of the Company's website at http://ir.liquidholdings.com/.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a cloud-based technology and managed services provider to the global hedge fund and active trading markets. Liquid's solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating multi-currency, multi-asset trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid was recently named 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in New York City, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

LIQD-F

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles "GAAP", we use the following non-GAAP financial measures: Annual Contract Value, non-GAAP adjusted net loss, non-GAAP adjusted net loss per share, Number of Customers and Number of Units (collectively "non-GAAP financial measures"). The presentation of these non-GAAP financial measures is not to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are subject to material limitations. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Annual Contract Value

Liquid supplements its financial statements with a calculation of ACV, which represents, as of the end of any quarter for which ACV is reported, the estimated contract value of subscription payments payable to the Company during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which ACV is reported, including contracts to which the Company is currently generating no revenue because our product has not yet been deployed to the customer. ACV, an operating measure, is not a financial measure calculated and presented in accordance with GAAP and should not be considered as an alternative to revenue or any other financial measures so calculated.

Most of Liquid's revenues are generated from subscription contracts, which are paid monthly and typically have a minimum term of one year, with revenues recognized ratably over the term of the subscription contract. Management uses ACV as a basis for planning and forecasting core business activity for future periods and believes it is a helpful indicator of potential future revenue. However, the Company cautions readers that the Company's presentation of ACV may not be comparable to similar measures as disclosed by other companies, because other companies may calculate these measures differently. Additionally, our actual revenue may be lower or higher than ACV.

Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss Per Share

Non-GAAP adjusted net loss and Non-GAAP adjusted net loss per share excludes share-based compensation, amortization of acquisition-related intangible assets, and, in the case of the prior year periods presented, the loss incurred on the settlement of a contingent consideration payable, as well as the related income tax effect of each. These non-GAAP financial measures are subject to material limitations. In particular, the adjustments to Liquid's GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future, as well as non-recurring items that the Company does not expect to report going forward. Please see the tables in the Appendix for a reconciliation to GAAP.

The Company believes these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of the Company's business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating the Company's business.

Number of Customers

Liquid believes that the Company's ability to expand its customer base is an indicator of its market penetration and the growth of the Company's business as the Company continues to invest in its direct sales and marketing teams.

Number of Units

Since Liquid's customers generally pay fees based on the number of units of the Company's platform being used within their organizations, the Company believes the total number of units is an indicator of the growth of the business. Each unit represents an individual element of the Liquid platform such as LiquidTradeSM, LiquidMetrics® or LiquidView®.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "will," "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," "continue," "potential," and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, and future marketing efforts by us or third parties.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements are subject to known and unknown risks and uncertainties, including those discussed in the "Risk Factors" sections of our filings with the SEC, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. We urge you to refer to the risk factors and other disclosures included in our filings with the SEC.

Any forward-looking statements in this release speak only as of the date of this release. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$30,054,109	$8,473,847
Notes receivable from related parties	244,930	--
Accounts receivable, net of allowance for doubtful accounts	1,492,630	425,196
Prepaid expenses and other current assets	289,233	388,612
Total current assets	32,080,902	9,287,655

Property and equipment, net	1,322,738	867,758

Other assets:
Notes receivable from related parties	414,015	--
Due from related parties	80,000	659,030
Deposits	631,595	540,653
Other intangible assets, net of amortization	6,326,583	11,505,853
Goodwill	13,182,256	13,182,936
Total other assets	20,634,449	25,888,472

TOTAL ASSETS	$54,038,089	$36,043,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,412,319	$3,503,590
Deferred income	--	4,350
Total current liabilities	1,412,319	3,507,940

Long-term liabilities:
Deferred rent	267,344	20,536

Total liabilities	1,679,663	3,528,476

Commitments and contingencies

Stockholders' equity:
Preferred stock	--	--
Common stock	6,027	2,448
Additional paid-in capital	160,741,011	118,510,671
Accumulated deficit	(107,372,985)	(84,857,911)
Treasury stock	(1,029,078)	(1,029,078)
Accumulated other comprehensive loss	13,451	(110,721)
Total stockholders' equity	52,358,426	32,515,409

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,038,089	$36,043,885

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues:
Software services	$1,485,007	$732,388	$4,308,876	$2,016,159
Brokerage activities	--	--	--	1,872,647
	1,485,007	732,388	4,308,876	3,888,806

Cost of revenues (exclusive of items shown separately below):
Software services	729,620	398,121	1,932,083	993,697
Brokerage activities	--	--	--	1,248,192
	729,620	398,121	1,932,083	2,241,889
Gross profit	755,387	334,267	2,376,793	1,646,917

Operating expenses:
Compensation	3,427,804	6,065,772	9,353,828	14,928,963
Consulting fees	288,607	221,333	959,816	12,182,417
Depreciation and amortization	1,804,994	1,823,084	5,375,979	5,472,329
Professional fees	768,754	1,259,884	2,024,456	2,262,022
Rent	430,049	319,390	1,296,266	926,711
Computer related and software development	1,384,270	608,175	3,822,565	1,639,335
Other	574,404	497,240	1,914,678	1,621,821
Total operating expenses	8,678,882	10,794,878	24,747,588	39,033,598
Loss from operations	(7,923,495)	(10,460,611)	(22,370,795)	(37,386,681)

Non-operating income (expense):
Unrealized gain on contingent consideration payable	--	44,129	--	--
Loss on settlement of contingent consideration payable	--	(649,688)	--	(649,688)
Interest and other, net	(144,520)	126,909	(144,279)	136,398
Total non-operating income (expense)	(144,520)	(478,650)	(144,279)	(513,290)
Loss before income taxes	(8,068,015)	(10,939,261)	(22,515,074)	(37,899,971)
Income tax expense	--	1,309,903	--	1,125,697
Net loss	(8,068,015)	(12,249,164)	(22,515,074)	(39,025,668)
Other comprehensive income (loss):
Foreign currency translation	51,383	(88,312)	124,172	(71,394)
Total comprehensive loss	$(8,016,632)	$(12,337,476)	$(22,390,902)	$(39,097,062)

Basic and diluted loss per share	$(0.13)	$(0.52)	$(0.53)	$(1.82)

Weighted average number of common shares outstanding during the period - basic and diluted	60,087,464	23,533,756	42,540,998	21,470,866

Supplemental Information to the Condensed Consolidated Statements of Operations and Comprehensive Loss
Software services revenues from related parties	$916,057	$604,682	$2,841,916	$1,690,735

Software services cost of revenues to related parties	$18,593	$87,268	$18,593	$248,808

Share-based compensation included in compensation	$1,059,878	$1,902,154	$2,761,167	$7,430,087

Share-based compensation included in consulting fees	$--	$--	$--	$11,649,693

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30, 2014	September 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,515,074)	$(39,025,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on settlement of contingent consideration payable	--	649,688
Depreciation and amortization expense	5,375,979	5,472,329
Share-based compensation	2,761,167	7,430,087
Share-based payments for consulting services	--	11,649,693
Other	360,144	47,740
Deferred taxes	--	1,125,697
Changes in operating assets and liabilities	(3,330,189)	3,246,353
NET CASH USED IN OPERATING ACTIVITIES	(17,347,973)	(9,404,081)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(649,232)	2,060,958

NET CASH PROVIDED BY FINANCING ACTIVITIES	39,472,752	19,558,810

Effect of exchange rate changes on cash	104,715	(58,750)

NET INCREASE IN CASH AND CASH EQUIVALENTS	21,580,262	12,156,937

CASH AND CASH EQUIVALENTS - Beginning	8,473,847	1,380,078

CASH AND CASH EQUIVALENTS - Ending	$30,054,109	$13,537,015

 LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP adjusted net loss and non-GAAP adjusted net loss per share. Non-GAAP adjusted net loss excludes share-based compensation, amortization of acquisition-related intangible assets, and, in the case of the prior year periods presented, the loss incurred on the settlement of a contingent consideration payable, as well as the related income tax effect of each. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense, amortization of acquisition-related intangible assets and the related income tax effect, that are recurring and will be reflected in our financial results for the foreseeable future as well as non-recurring that we do not expect to report going forward. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net loss	$(8,068,015)	$(12,249,164)	$(22,515,074)	$(39,025,668)
Share-based compensation[1]	1,059,878	1,902,154	2,761,167	19,079,780
Amortization of acquired intangibles[2]	1,724,624	1,808,618	5,181,236	5,406,604
Loss on settlement of contingent consideration payable[3]	--	649,688	--	649,688
Related income tax effect[4]	--	3,593,992	--	3,412,248
Adjusted net loss	$(5,283,513)	$(4,294,712)	$(14,572,671)	$(10,477,348)

Basic and diluted loss per share	$(0.13)	$(0.52)	$(0.53)	$(1.82)
Net effect of pro forma adjustment	0.04	0.34	0.19	1.33
Adjusted basic and diluted loss per share	$(0.09)	$(0.18)	$(0.34)	$(0.49)

Weighted average number of common shares outstanding during the period - basic and diluted	60,087,464	23,533,756	42,540,998	21,470,866

[1] Represents recurring share-based compensation expense, as well as non-recurring share-based compensation expense from the sale or transfer of common shares by the Company, its founders and certain employees that were below fair value or for no monetary consideration which were accounted for as share-based compensation in accordance with GAAP.
[2] Represents the amortization of acquisition-related intangible assets.
[3] Represents the non-cash loss on the completion of the Fundsolve acquisition via settlement of a contingent consideration payable that was paid in shares of Liquid common stock.
[4] Represents the tax effect on the adjustments in footnotes 1, 2 and 3 above.
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